                                HEALTHOLOGY, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                  March 1, 2000

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

1. Purchase and Sale of Stock...............................................1

   1.1     Sale and Issuance of Series A Preferred Stock....................1
   1.2     Closing Date.....................................................1

2. Representations and Warranties of the Company............................2

   2.1     Organization, Good Standing and Qualification....................2
   2.2     Capitalization...................................................2
   2.3     Subsidiaries.....................................................3
   2.4     Authorization....................................................3
   2.5     Valid Issuance of Preferred and Common Stock.....................3
   2.6     Third Party Consents.............................................3
   2.7     Litigation.......................................................4
   2.8     Employees........................................................4
   2.9     Patents and Trademarks...........................................5
   2.10    Compliance with Other Instruments................................5
   2.11    Permits..........................................................6
   2.12    Registration Rights..............................................6
   2.13    Title to Property and Assets.....................................6
   2.14    Brokers or Finders...............................................6
   2.15    Corporate Documents..............................................6
   2.16    Agreements; Action...............................................6
   2.17    Related-Party Transactions.......................................7
   2.18    Tax Returns, Payments and Elections..............................7
   2.19    Minute Books.....................................................7
   2.20    Financial Statements.............................................8
   2.21    Changes..........................................................8
   2.22    Manufacturing and Marketing Rights...............................9
   2.23    Disclosure to Investor...........................................9
   2.24    Year 2000 Compatibility.........................................10
   2.25    Use of Proceeds.................................................10
   2.26    Software........................................................10
   2.27    Customer Warranties.............................................10
   2.28    Disclosure......................................................11

3. Representations and Warranties of the Investor..........................11

   3.1     Experience......................................................11
   3.2     Investment......................................................11
   3.3     Accredited Investor.............................................11
   3.4     Rule 144........................................................11
   3.5     No Public Market................................................12

                                TABLE OF CONTENTS
                                   (continued)

                                                                         Page
                                                                         ----

   3.6     Access to Data..................................................12
   3.7     Authorization...................................................12

4. Conditions of Investor's Obligations....................................12

   4.1     Representations and Warranties..................................12
   4.2     Performance.....................................................12
   4.3     Compliance Certificate..........................................13
   4.4     By-laws.........................................................13
   4.5     Board of Directors..............................................13
   4.6     Opinion of Company Counsel......................................13
   4.7     Investor's Rights Agreement.....................................13
   4.8     Stockholders' Agreement.........................................13
   4.9     Blue Sky........................................................13
   4.10    Proceedings and Documents.......................................13
   4.11    Lock-Up Agreements..............................................13

5. Conditions of the Company's Obligations.................................14

   5.1     Representations and Warranties..................................14
   5.2     Payment of Purchase Price.......................................14
   5.3     Blue Sky........................................................14
   5.4     Investor's Rights Agreement.....................................14
   5.5     Stockholders' Agreement.........................................14
   5.6     Proceedings and Documents.......................................14
   5.7     Lock-Up Agreement...............................................14

6. Miscellaneous...........................................................14

   6.1     Put.............................................................14
   6.2     Governing Law...................................................15
   6.3     Survival of Warranties; Indemnification.........................15
   6.4     Successors and Assigns..........................................15
   6.5     Entire Agreement; Amendment.....................................15
   6.6     Notices, Etc....................................................16
   6.7     Delays or Omissions.............................................16
   6.8     Finder's Fee....................................................16
   6.9     Attorneys' Fees.................................................16
   6.10    Counterparts....................................................16
   6.11    Severability of this Agreement..................................17
   6.12    Co-Investment Right.............................................17
   6.13    Further Assurances..............................................17

                                TABLE OF CONTENTS
                                   (continued)


Exhibit A.........Investor Schedule
Exhibit B.........Certificate of Designation
Exhibit C.........Investor's Rights Agreement
Exhibit D.........Stockholders' Agreement
Exhibit E.........Opinion of Company Counsel

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of March, 2000, by and between HEALTHOLOGY, INC., a Delaware corporation (the "Company"), with principal offices located at 361 Broadway, New York, NY 10013, and the Investor whose name and address is set forth on the Investor Schedule attached as Exhibit A hereto (the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

            1.1 Sale and Issuance of Series A Preferred Stock.

                (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing Date (as defined below) the Certificate of Designation in the form attached hereto as Exhibit B (the "Certificate").

                (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, the number of shares of the Company's Series A Preferred Stock (the "Series A Preferred") set forth opposite the Investor's name on Exhibit A hereto for the purchase price set forth thereon. The shares of Series A Preferred are referred to herein as the "Shares."

            1.2 Closing Date.

                (a) The purchase and sale of the Shares shall take place at the offices of Brown & Wood LLP, One World Trade Center, New York, New York, at 10:00 a.m., on March 1, 2000, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing Date"). At the Closing Date the Company shall deliver to the Investor certificates, registered in such names and denominations as requested, representing 3,211,453 shares to be purchased by the Investor against payment of the purchase price therefor by check or wire transfer of immediately available funds.

                (b) Notwithstanding Subsection 1.2(a), if key-man insurance (the "Insurance") in the amount of $1.0 million ($5.0 million if such request is not expected to delay the issuance of the $1.0 million policy) on the life of Steven Haimowitz, M.D. is not issued by the Closing Date, the Shares will be purchased in two installments: (i) $1,000,000 (1,000,000 Shares to be purchased on the Closing Date) and (ii) $2,211,453 (2,211,453 Shares to be purchased at a later date, the "Second Closing Date") in accordance with the following: (i) if the Company obtains a binder or a policy evidencing the Insurance by 5:00 p.m. E.S.T. on March 21, 2000, then the Second Closing Date shall be five (5) business days following the delivery to Investor of such binder or policy and
(ii) if the Company does not obtain a binder or policy evidencing the Insurance by 5:00 p.m. E.S.T. on March 21, 2000, then Investor shall have until March 28, 2000 to elect to purchase the remaining shares. During such five business day period, the Company shall provide the Investor all information known to it regarding the status of the Insurance. At the end of such five business day period, if a binder or a policy for the Insurance has not been issued, and the Investor has elected not to purchase the remaining 2,211,453 Shares, the Investor will lose its right to fund such remaining Shares.

                (c) Immediately following the Closing Date, the Company shall, and shall cause Steven Haimowitz, M.D. to, notify in writing EAC Brokerage, Inc. and North American Life Insurance Company (together, the "Insurance Companies") that each waives all confidentiality and nondisclosure with respect to, and authorizes the Insurance Companies to discuss with Investor representatives, the Insurance, the applications for such Insurance, the results of all examinations and tests performed in connection therewith and the status of the application process.

         2. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions delivered separately to the Investor, the Company (including, for purposes hereof, its predecessor, Healthology, LLC) hereby represents and warrants as follows:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Certificate of Incorporation and By-laws, each as amended and in effect at the Closing Date, have been delivered to the Investor.

            2.2 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 11,150,505 shares are issued and outstanding immediately prior to the Closing Date and 15,000,000 shares of Preferred Stock, 3,500,000 shares of which are designated as Series A Preferred, none of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved 3,211,453 shares of Series A Preferred for issuance hereunder. The Company has further reserved 2,600,000 shares of Common Stock for issuance to employees, officers, directors and doctors pursuant to the Company's Non-Qualified Option Plan, of which 995,310 shares of Common Stock are subject to issuance upon exercise of options that are currently outstanding; and 500,000 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants to purchase Common Stock. Except as set forth in the Schedule of Exceptions, as delivered separately to the Investor, there are no outstanding rights, options, warrants, convertible securities, preemptive rights, rights of first refusal or other rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws. No outstanding options, warrants or other securities exercisable for or convertible into Common Stock or any other equity securities of the Company provide for acceleration or vesting, or require anti-dilution adjustments, by reason of the consummation of the transactions contemplated hereby, or any change of control, merger, sale of assets or similar transaction. The Company is not a party or subject to any agreement or understanding and, to the best of the Company's knowledge, there is no agreement or understanding between any persons or entities that affects or relates to the voting or giving of written consent with respect to any security or voting by a director of the Company.

            2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Except as disclosed in Section 2.3 of the Schedule of Exceptions, the Company is not a party to any written or oral agreement governing its participation in any joint venture, partnership, or similar arrangement.

            2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Certificate, the Investor's Rights Agreement between the Company and the Investor and the Stockholders' Agreement by and among the Company, its stockholders and the Investor, each of even date herewith, (the "Affiliated Agreements") and this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred has been taken or will be taken prior to the Closing Date, and this Agreement and the Affiliated Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of the indemnification provisions of this Agreement and the Investor's Rights Agreement.

            2.5 Valid Issuance of Preferred and Common Stock. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable, will have the rights, preferences, privileges and restrictions described in the Certificate, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Affiliated Agreements and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Affiliated Agreements and under applicable state and federal securities laws. The issuance and delivery of the Shares and the Common Stock issuable upon conversion thereof, as applicable, are not subject to any preemptive or other similar rights or any liens or encumbrances, except for preemptive rights that have been waived, which are listed on Section 2.5 of the Schedule of Exceptions.

            2.6 Third Party Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notice to or filing with, any third party or federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, including, without limitation, the merger of the Company's predecessor, Healthology, L.L.C., into the Company, except for the following:
(i) the filing of the Certificate in the office of the Secretary of State of Delaware, which shall be filed by the Company on or prior to the Closing Date;
(ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); and (iii) the compliance with other applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor. Based in part on the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

            2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any intellectual property, information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with their former employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

            2.8 Employees. (a) No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the best of the Company's knowledge, threatened labor dispute or labor union organizing activity involving the Company and any of its employees. To the best of the Company's knowledge, none of the Company's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict in any manner with the Company's business as proposed to be conducted. To the best of the Company's knowledge, neither the execution nor delivery of this Agreement or the Affiliated Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated;

                (b) Except as stated in Section 2.8(b) of the Schedule of Exceptions, the Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with all other laws related to employment. To the best of the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company or otherwise; and to the best of the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company;

                (c) Neither the Company nor any of its subsidiaries have, nor have they ever had, any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended, and no other employee benefit plan or program.

            2.9 Patents and Trademarks. The Company owns or possesses or has adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, URLs, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without, to its knowledge, any conflict with or infringement of the rights of others. A list of all patents, patent applications, trademarks, trademark applications, URLs and domain names of the Company (or licenses or rights to so use the patents, trademarks, URLs or domain names of others) is set forth on Section 2.9 of the Schedule of Exceptions. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity nor is the Company aware that there is any basis for the foregoing. The Company does not and will not need to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company that have not previously been fully and exclusively assigned to the Company without restrictions.

            2.10 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Certificate of Incorporation or By-laws, each as amended and in effect on and as of the Closing Date. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or in violation in any material respect of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with this Agreement and the Affiliated Agreements, and the issuance and sale of the Shares and the issuance of Common Stock upon the conversion thereof, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any assignment, license, distribution or other agreement.

            2.11 Permits. The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any of such franchises, permits, licenses, or other similar authority and neither the execution, delivery nor performance of this Agreement and the Affiliated Agreements and the consummation of the transactions contemplated hereby and thereby will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            2.12 Registration Rights. Except as provided in the Investor's Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.13 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due. With respect to the properties and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances, and to the best knowledge of the Company, all other parties to the leases are in compliance with all material terms of such leases. The Company's properties and assets are in good condition and repair in all material respects.

            2.14 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

            2.15 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by counsel to the Investor), the Certificate of Incorporation and By-laws of the Company are in the form previously provided to the Investor or its counsel.

            2.16 Agreements; Action. (a) Except for agreements explicitly contemplated hereby and by the Affiliated Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may (i) involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000,
(ii) involve the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) involve provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, (iv) involve indemnification by the Company with respect to infringement of proprietary rights, or (v) otherwise have a material effect on the Company's business or financial condition.

                (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            2.17 Related-Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor, except for the reimbursement of expenses in connection with the ordinary course of business, is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and the members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

            2.18 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. To the Company's knowledge, no tax liens or other claims exist with respect to any assets owned by the Company. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code.

            2.19 Minute Books. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

            2.20 Financial Statements. The Company has delivered to and made available to the Investor's satisfaction, its audited financial statements (prepared by Grant Thornton LLP in accordance with generally accepted accounting principals) at December 31, 1999 (referred to herein as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

            2.21 Changes. Except as set forth in the Schedule of Exceptions, since December 31, 1999, there has not been:

                (a) any change in the assets, liabilities, financial condition or operation results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                (b) any damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                (g) except for licenses and co-branding arrangements entered into in the ordinary course of business, any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                (h) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                (k) any loans or guarantees made by the Company to or for the benefit of its stockholders, employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results, business or prospects of the Company (as such business is presently conducted and as it is proposed to be conducted);

                (n) any warranties or indemnifications or other contingent liabilities provided to any party, other than in the ordinary course of business; or

                (o) any agreement or commitment by the Company to do any of the things described in this Section 2.21.

            2.22 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

            2.23 Disclosure to Investor. The Company has fully provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Series A Preferred and all information that the Company believes is reasonably necessary to enable the Investor to make such decision. Any information provided to the Investor in the business plan of the Company, including any financial projections, are merely descriptions and estimates made by the Company and are not intended to be commitments of the Company; provided, however, that the Company represents that such business plan and projections were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such business plan and projections.

            2.24 Year 2000 Compatibility. To the Company's knowledge, as of the Closing Date, all Date-Sensitive Systems are Year 2000 Compliant, as such term is defined below, except as such noncompliance would not materially adversely effect the Company. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software that processes any Date Data that the Company has itself developed for its internal use, or that the Company sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company provides the benefit, to its customers. "Year 2000 Compliant" means that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss or any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

            2.25 Use of Proceeds. The proceeds from the sale of the Shares will be used to fund the following prior to the end of 2000: (i) continued direct and indirect marketing of the Company; (ii) additional acquisition and development of enhanced Internet software; (iii) further recruitment of, and initial operating expenses for, key personnel to expand the products and services offered and the Company's Web Site; and (iv) capital purchases of computers, office furniture and equipment, as well as for working capital (including consulting services for Web Site functionality enhancements) and other general corporate purposes.

            2.26 Software. The current software applications used by the Company in the operation of its business (other than "off-the-shelf" software available to the general public by purchase or download), as set forth and described on
Section 2.26 of the Schedule of Exceptions hereto (the "Software"), have been designed or developed by the Company's management information or development staff or by consultants on the Company's behalf, is original and capable of copyright protection in the United States, and the Company has complete rights to and ownership of such software, except as indicated on the Schedule of Exceptions. To the Company's knowledge, no part of any such software is an imitation or copy of, or infringes upon, the software of any other person or violates or infringes upon any common law or statutory rights of any other person, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights or privacy or publicity. To the Company's knowledge, the Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by the Company legitimately. To the Company's knowledge, all of the Company's computer hardware has legitimately-licensed software installed therein. To the Company's knowledge, the Software is free from any software defect or programming or documentation error which might have a materially adverse effect on the Company.

            2.27 Customer Warranties. There are no pending, nor to the knowledge of the Company, threatened, claims under or pursuant to any warranty, whether express or implied, on products or services sold prior to the Closing Date by the Company that are not disclosed or referred to in the Financial Statements and that are not fully reserved against. There is no reason to expect an increase in warranty claims in the future. The standard terms and conditions of the Company's warranties have been delivered to counsel for the Investor.

            2.28 Disclosure. Neither this Agreement, nor the Schedule of Exceptions, nor any written materials supplied to Investor by the Company, contains any untrue statement of a material fact or omits a material fact known to the Company necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Investor herein and of which the Company, or any of its officers or directors is aware and which would reasonably be anticipated to have a material adverse effect on the Company. The Company has disclosed to the Investor all material information relating to the business of the Company or the transactions contemplated by this Agreement which a prudent investor would reasonably require in evaluating an equity investment in the Company.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company with the respect to the transactions contemplated hereby that:

            3.1 Experience. The Investor is experienced in evaluating start-up companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

            3.2 Investment. The Investor is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Common Stock acquired upon conversion of the Shares). Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement and any issuance of Common Stock on conversion of the Shares will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

            3.3 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            3.4 Rule 144. The Investor acknowledges that the Shares (and the Common Stock issuable upon conversion of the Shares) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Shares (and any Common Stock issued on conversion of the Series A Preferred) only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

            3.5 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for any of the Company's securities.

            3.6 Access to Data. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. Except for the representations and warranties made by the Company in Section 2 hereof, such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description.

            3.7 Authorization. This Agreement, when executed and delivered by such Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) limitations on the enforceability of the indemnification provisions of this Agreement and the Investor's Rights Agreement.

         4. Conditions of Investor's Obligations. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing Date (and any Second Closing Date, if applicable) of each of the following conditions, the waiver of which shall not be effective unless the Investor consents in writing thereto:

            4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing Date (and the Second Closing Date, if applicable) with the same effect as though such representations and warranties had been made on and as of the date of such Closing Date (or Second Closing Date, if applicable).

            4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date (and the Second Closing Date, if applicable).

            4.3 Compliance Certificate. The President of the Company shall deliver to the Investor at the Closing Date (and the Second Closing Date, if applicable) a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

            4.4 By-laws. The By-laws of the Company shall provide that the Board of Directors of the Company shall consist of no more than nine (9) persons and that such provision may not be amended without the consent of the Investor.

            4.5 Board of Directors. Effective upon the Closing Date, the Company's Board of Directors shall include two (2) representatives selected by the Investor; provided, however, that the Investor shall no longer have the right to elect two (2) directors if, after the Company's satisfaction of all the conditions to the Second Closing Date as set forth in this Agreement, the Investor fails to purchase the remaining 2,211,453 Shares by the Second Closing Date (if applicable). Notwithstanding the foregoing, in the event that the Company fails to deliver to Investor a binder or policy evidencing the Insurance by March 21, 2000 and Investor does not purchase the remaining 2,11,453 Shares, then Investor shall have the right to elect one (1) director.

            4.6 Opinion of Company Counsel. The Investor shall have received from Brown & Wood LLP, counsel for the Company, an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit E.

            4.7 Investor's Rights Agreement. The Company and the Investor shall have entered into the Investor's Rights Agreement. Such agreement shall contain provisions acceptable to the Investor regarding the provision of financial information to the Investor and the agreement by the Company to enter into employment agreements with and to provide key man insurance on the lives of certain officers of the Company.

            4.8 Stockholders' Agreement. The Company, at least 66 2/3% of the Existing Stockholders, as such term is defined in the Stockholders' Agreement, and the Investor shall have executed the Stockholders' Agreement on or prior to the Closing Date. However, the Company will use its best efforts to make sure that each of the Existing Stockholders become parties to such agreement after the Closing Date.

            4.9 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

            4.10 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Investor and its counsel.

            4.11 Lock-Up Agreements. The Company will cause Steven M. Haimowitz, MD, Matthew R. Caleb, MD, Franco Foti, Janice Lazo, Brown & Wood Ventures, Gorann, LLC and Spydre LLC to agree to execute lock-up agreements with the Company pursuant to which such holders will agree, if so requested by the Company or any underwriters' representative in connection with the first public offering of the Common Stock of the Company, not to sell or otherwise transfer any securities of the Company during a period of up to one hundred and eighty
(180) days following the effective date of the registration statement.

         5. Conditions of the Company's Obligations. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing Date (and the Second Closing Date, if applicable) of each of the following conditions by the Investor:

            5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing Date (and the Second Closing Date, if applicable) with the same effect as though such representations and warranties had been made on and as of the Closing Date (or the Second Closing Date, if applicable).

            5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2 against delivery of the Shares by the Company to the Investor. The Investor's delivery of the purchase price shall be in the form of a check or wire transfer.

            5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

            5.4 Investor's Rights Agreement. The Investor shall have executed the Investor's Rights Agreement on or prior to the Closing Date.

            5.5 Stockholders' Agreement. The Investor shall have executed the Stockholders' Agreement on or prior to the date of the Closing Date.

            5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

            5.7 Lock-Up Agreement. The Investor will agree to execute a lock-up agreement with the Company pursuant to which it will agree, if so requested by the Company or any underwriters' representative in connection with the first public offering of the Common Stock of the Company, not to sell or otherwise transfer any securities of the Company during a period of up to one hundred and eighty (180) days following the effective date of the registration statement.

         6. Miscellaneous.

            6.1 Put. (a) If fraud is committed by or on behalf of the Company in connection with this Agreement or the Affiliated Agreements or if the Company fails to perform in any material respect its obligations under this Agreement or the Affiliated Agreements to provide information or to provide pre-emptive, tag-along or registration rights in accordance with the terms of this Agreement and the Affiliated Agreements, and such failure remains uncured twenty (20) days after written notice from Investor, then Investor may put its Shares (or any Common Stock acquired upon conversion of the Shares) to the Company at a price equal to the greater of (i) the original purchase price plus any dividends declared and unpaid or (ii) the fair market value of the Shares (or any Common Stock acquired upon conversion of the Shares). This right is in addition to any other remedy at law or in equity available to the Investor.

                (b) If the Shares are publicly traded, the value of the Shares shall be the average closing price of such Shares during the previous five (5) trading days prior to the breach. If there is no public market for the Shares, the fair market value of such Shares will be valued by an appraiser of recognized standing selected by the Investor and the Company or, if they cannot agree on an appraiser within ten (10) days, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Investor and the Company. If the time for the closing of the put has expired but for the determination of the value of the purchase price, then such closing shall be held on or prior to the fifth (5) business day after such valuation shall have been made pursuant to this subsection.

            6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

            6.3 Survival of Warranties; Indemnification. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date (and any Second Closing Date, if applicable) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company. The parties agree to indemnify one another (and each officer, director, employee and affiliate of each party) for, and hold each other harmless from and against: (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel for such party (all of which expenses shall be periodically reimbursed as incurred), in each case, suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim or action (collectively, a "claim") brought or threatened relating to or arising out of the Agreement or the Affiliated Agreements, or the transactions contemplated hereby and thereby or (B) any inaccuracy in any representation or warranty of the parties made or incorporated by reference in the Agreement or the Affiliated Agreements or any breach by the parties of any covenant or agreement made or incorporated by reference in the Agreement or the Affiliated Agreements.

            6.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.5 Entire Agreement; Amendment. This Agreement, the Affiliated Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party affected thereby.

            6.6 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at the Investor's address set forth on Exhibit A, or at such other address as said Investor shall have furnished to the Company in writing, with a copy to Stuart Rosow, Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the first page of this Agreement addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investor. If notice is provided by mail, notice shall be deemed to be given upon proper deposit with the United States mail.

            6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any holder of any Shares shall impair any such right, power or remedy of the Company or such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any holder of any breach or default under this Agreement, or any waiver on the part of the Company or any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to the Company or any holder, shall be cumulative and not alternative.

            6.8 Finder's Fee. The Company and the Investor shall indemnify and hold each other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

            6.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and the transactions contemplated hereby, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            6.11 Severability of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision and the parties agree to replace such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such provisions; provided that no such severability will be effective against a party if it materially and adversely changes the economic benefits of this Agreement to such party.

            6.12 Co-Investment Right. Certain members of the management, board of directors and employees involved in the transactions contemplated by this Agreement of SEAL Holdings Corporation, as well as certain members of Benedetto, Gartland & Company, Inc. involved in the transactions contemplated by this Agreement, each of whom must be an accredited investor, shall have the right, in the aggregate, to purchase up to 150,000 shares of the Company's Common Stock at a price of $1.00 per share, exercisable within thirty (30) days after the Closing Date. The Company has also determined to sell 50,000 shares of Common Stock, in a separate transaction, to Patrick Campbell. These sales shall take place pursuant to supplementary purchase agreements whereby such persons agree to make similar representations to those made by the Investor and the Company agrees to make similar representations to them. Such persons shall also become parties to the Stockholders' Agreement and have the same rights as the Existing Stockholders therein. Such persons will not have any of the rights granted to the Investor in the Investor's Rights Agreement. The Investor shall receive no preemptive rights to purchase its pro rata portion of the foregoing 200,000 shares of Common Stock.

            6.13 Further Assurances. The parties shall cooperate and take such actions, and execute such other documents as either may reasonably request in order to carry out the provisions or purposes of this Agreement.




                     (This space intentionally left blank.)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



HEALTHOLOGY, INC.




By: /s/ Steven M. Haimowitz, MD
    -------------------------------------
    Steven M. Haimowitz, MD,
    President and Chief Executive Officer

















                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



INVESTOR:



SEAL HOLDINGS CORPORATION




By:   /s/  Robert G. Tancredi, MD
   --------------------------------------
   Robert G. Tancredi, MD
   President and Chief Executive Officer












                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A
                                INVESTOR SCHEDULE

                                    Number of Shares
                                     of Series A                                Aggregate Purchase Price
                                   Preferred Stock         Price per             of Series A Preferred
Name                                  Purchased              Share                 Stock Purchased
----                               -----------------       ---------            ------------------------
SEAL Holdings Corporation             3,211,453              $1.00                    $3,211,453
5601 North Dixie Highway
Suite 411
Fort Lauderdale, FL  33334

                                    EXHIBIT B
                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT C
                           INVESTOR'S RIGHTS AGREEMENT

                                    EXHIBIT D
                             STOCKHOLDERS' AGREEMENT

                                    EXHIBIT E
                           OPINION OF COMPANY COUNSEL